 Exhibit 99.1

Cellular Biomedicine Group Announces Results of 2017 Annual Meeting of Stockholders

SHANGHAI, China and CUPERTINO, Calif., May 01, 2017 /GlobeNewswire/ — Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), clinical-stage biopharmaceutical firm engaged in the development of effective immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced the voting results of its 2017 Annual Meeting of Stockholders, held on April 28, 2017 in Cupertino, California.  Approximately 65.7% of the Company’s outstanding shares were represented at the 2017 Annual Meeting.

The following business items were approved at the Annual Meeting:

1.
The election of three (3) “Class II” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors: Chun Kwok Alan Au, Gang Ji and Bizuo (Tony) Liu.

2.
Ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.
The approval of an amendment to the Cellular Biomedicine Group, Inc. 2014 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares.

4.
A non-binding advisory vote on the Company’s executive compensation.

“We appreciate the high level of shareholder participation and support that we have seen at this year’s Annual Meeting and the resounding majority votes in accordance with the Board’s recommendations. We continue to have a healthy balance sheet while building up our strong innovative technology platforms and collaborating with world-leading research institutions,” said Terry Belmont, Chairman of the Board of Directors of Cellular Biomedicine Group. “The Company is confident in its ability to execute on its key operational objectives, deliver value to stockholders as well as its trajectory towards building a world-class biopharmaceutical firm addressing large unmet medical needs.”

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. CBMG recently commenced two Phase I human clinical trials in China using CAR-T to treat relapsed/refractory CD19+ B-cell Acute Lymphoblastic Leukemia (ALL) and Refractory Diffuse Large B-cell Lymphoma (DLBCL) as well as an ongoing Phase I trial in China for AlloJoinTM (CBMG’s “Off-the-Shelf” Allogeneic Human Adipose-derived Mesenchymal Stem Cell) for the treatment of Knee Osteoarthritis (KOA). CBMG was recently awarded $2.29 million from the California Institute for Regenerative Medicine (CIRM) to support pre-clinical studies of AlloJoinTM for Knee Osteoarthritis in the United States. The Company also recently announced a strategic partnership with GE Healthcare Life Sciences China to establish a joint technology laboratory to develop control processes for the manufacture of CAR-T and stem cell therapies. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Citigate Dewe Rogerson
+1 347 481-3711
vivian.chen@citigatedr.com